UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2025
Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices) (zip code)

(214)	981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
9.250% Series I Fixed Rate Perpetual Preferred Units	ETprI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As previously reported in a Current Report on Form 8-K filed June 4, 2025, the Bureau of Industry and Security (“BIS”), U.S. Department of Commerce, previously notified Energy Transfer LP (the “Partnership”), by letter dated June 3, 2025, pursuant to Section 744.21(b) of the Export Administration Regulations (“EAR”) (15 C.F.R. Parts 730-774), that a license was required for the export, reexport, or transfer (in-country) of ethane classified in the U.S. Census Bureau’s Schedule B as “2901.10.1010: Ethane, saturated” (referred to herein as “Covered Ethane Products”), where a party to the transaction (including as a purchaser, intermediate consignee, ultimate consignee, or end-user) is located in China, or is a Chinese “military end user,” wherever located. The letter informed the Partnership that the license requirement would remain in effect unless or until either (i) BIS informed the Partnership of a revision to or rescission of the letter, or (ii) license requirements are imposed through amendment to the EAR.
By letter dated July 2, 2025, BIS has informed the Partnership that BIS has rescinded the license requirements set forth in the June 3rd letter, effective immediately.
The Partnership owns and operates marine export terminals that handle natural gas liquids, including Covered Ethane Products.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP
		By:	LE GP, LLC,
its general partner

Date:	July 2, 2025		/s/ Dylan A. Bramhall
Dylan A. Bramhall
Executive Vice President & Group Chief Financial Officer